UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 28, 2009 (April 25, 2009)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

 560 Graniteville Road, Graniteville Vermont   05654
    (Address of principal executive offices)    (Zip Code)

 (802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ROCK OF AGES CORPORATION

FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

On April 25, 2009, Rock of Ages Corporation concluded negotiations on new collective bargaining agreements with the two unions representing the production workforce in its quarries and manufacturing plants located in Barre, Vermont. Accordingly, effective April 25, 2009 the Company entered into three separate collective bargaining agreements: A two year agreement with the United Steelworkers covering part of the production workforce in its manufacturing plant in Barre, Vermont; a two year agreement with the Granite Cutters Association covering the remainder of the production workforce in the Company's manufacturing plant in Barre, Vermont; and a three year agreement with the United Steelworkers covering its production workforce in its Vermont quarries.  The three year quarry agreement commences on April 25, 2009 and expires on April 27, 2012, and the manufacturing agreements commence on April 25, 2009 and expire on April 29, 2011.

Pursuant to the agreements, wages for quarry workers remain the same in year one and increase $0.50 per hour in years two and three, and wages for manufacturing plant workers remain the same in year one and increase $0.50 per hour in year two.  The workers agreed to a modest increase in their share of health insurance premiums beginning in 2010 and the quarry worker's partner in productivity bonus plan will now be capped at the nine year average of $4,500 per person.

ROCK OF AGES CORPORATION

FORM 8-K

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: April 28, 2009	By: /s/Laura Plude Laura Plude Vice President and Chief Financial Officer